Exhibit 99.1

Titan Pharmaceuticals, Inc. Announces Receipt of Notice from Nasdaq

NEW YORK, NY, November 27, 2024 /PRNewswire/ -- Titan Pharmaceuticals, Inc. (NASDAQ: TTNP) (“Titan”) today reported that it received a notice (the “5250 Notice”) on November 22, 2024 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (“Rule 5250”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Form 10-Q”) in a timely manner.

Under Nasdaq rules, the Company has 60 calendar days from receipt of the 5250 Notice or until January 21, 2025, to submit a plan to regain compliance with the Listing Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Q3 Form 10-Q, or until May 19, 2025, to regain compliance.

In response to the Notice, the Company is working to file the Q3 Form 10-Q as soon as possible in order to regain compliance with the Listing Rule. However, if the Company does not submit the Q3 Form 10-Q by January 21, 2025, the Company will submit a plan by such date to Nasdaq that outlines, as definitively as possible, the steps the Company will take to promptly file the Q3 Form 10-Q.

Additionally, on November 25, 2024, the Company received a notice (the “5605 Notice”) from Nasdaq advising the Company that, following the appointment of Brynner Chiam as Acting Principal Executive Officer and Acting Principal Financial Officer of the Company on November 6, 2024, the Company no longer complies with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605 (“Rule 5605”). Nasdaq advised that consistent with Listing Rule 5605(c)(4), Nasdaq will provide the Company with a cure period in order to regain compliance with Rule 5605: (i) until the earlier of the Company’s next annual shareholders’ meeting or November 6, 2025; or (ii) if the next annual shareholders’ meeting is held before May 5, 2025, then the Company must evidence compliance no later than May 5, 2025.

The Company intends to appoint an additional independent director to the Board of Directors and the Audit Committee prior to the end of the cure periods.

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ: TTNP), formerly based in South San Francisco, CA, is a development stage company previously focused on developing proprietary therapeutics utilizing ProNeura® long-term, continuous drug delivery technology. In December 2021, Titan commenced a process to explore and evaluate strategic alternatives to enhance shareholder value.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to our ability to raise capital, the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law. A complete discussion of the risks and uncertainties that may affect Schmitt's business, including the business of its subsidiary, is included in “Risk Factors” in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

Media & Investor Contacts

Brynner Chiam

Acting Principal Executive Officer and Acting Principal Financial Officer

(786) 769-7512